Exhibit 99.3

NEWS RELEASE
www.vocaltec.com
MAGICJACK ANNOUNCES NEW $20M STOCK REPURCHASE PROGRAM

West Palm Beach, Fla. and Jerusalem, Israel, March 16, 2015 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications company, today announced that its Board of Directors has authorized a new share repurchase program under which the company may repurchase up to $20.0 million of its outstanding common stock from time to time on the open market or in privately negotiated transactions.  The company’s prior $100 million repurchase program, pursuant to which $91.3 million of its outstanding common stock was repurchased and $8.7 million remained authorized for repurchases has been terminated.

“We are pleased to be putting this new $20 million stock repurchase program in place.  The program reflects the continued strength of our balance sheet and commitment to utilize our cash to support growth and enhance shareholder value,” said Gerald Vento, President and CEO of magicJack VocalTec.

The timing and amount of any shares repurchased will be determined by magicJack’s management based on its evaluation of market conditions, prices, available funds, alternative uses of capital and other factors.  We currently contemplate that any purchases will be made only during open trading window periods under the company’s Insider Trading Policy.  In the future, we may enter into a Rule 10b5-1 plan, which would permit shares to be repurchased when magicJack might otherwise be precluded from doing so under insider trading laws.  The repurchase program may be suspended or discontinued at any time.  Any repurchased shares will be retired.

The repurchase program will be funded using magicJack’s working capital.  As of December 31, 2014, magicJack had cash and cash equivalents of $75.9 million and approximately 17.8 million shares of common stock outstanding.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 10 million award-winning magicJack devices, now in its fourth generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

NEWS RELEASE
www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to increase sales of magicJack devices; our ability to successfully integrate the magicJack GO device with our mobile app; our ability to successfully monetize our mobile app; delays in development we may experience with respect to magicJack devices or our mobile app; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition, including our ability to repurchase shares under the new stock repurchase program and the timing and terms of such repurchases. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com